UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2013

COLEMAN CABLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33337	36-4410887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1530 Shields Drive, Waukegan, IL		60085
(Address of principal executive offices)		(Zip Code)

(847) 672-2300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Coleman Cable, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on April 30, 2013. The matters that were voted on at the Annual Meeting and the certified voting results as to each such matter are set forth below.

Proposal No. 1: Election of Directors

The following nominees were elected to the Board of Directors (the “Board”) for three-year terms expiring in 2016, as follows:

NAME	FOR	WITHHELD	BROKER NON-VOTES
Isaac M. Neuberger	11,237,412	770,735	1,806,822
Nachum Stein	10,874,690	1,133,457	1,806,822
G. Gary Yetman	11,705,725	302,422	1,806,822

Proposal No. 2: Ratification of Appointment of Independent Auditors

The ratification of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was approved as follows:

FOR	AGAINST	ABSTAIN
13,687,543	119,092	8,334

Proposal No. 3: Advisory Approval of Executive Compensation

The Company’s executive compensation was approved on an advisory, non-binding basis as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
11,830,267	138,743	39,137	1,806,822

Proposal No. 4: Advisory Approval of Frequency of Stockholder Advisory Approval of Executive Compensation

Stockholders were given the options of voting for one year, two years or three years or abstaining with respect to the frequency of stockholder advisory approval of executive compensation; the one-year option was approved on an advisory, non-binding basis as follows:

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN	BROKER NON-VOTES
11,161,282	42,903	789,871	14,090	1,806,823

In accordance with the voting results, which were consistent with the Board’s recommendation, the Company intends to provide stockholders with an opportunity to cast an advisory vote on executive compensation every year until the next required advisory vote on the frequency of future advisory votes on executive compensation. Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is required to provide stockholders at least once every six calendar years the opportunity to cast an advisory vote on the frequency of stockholder advisory approval of executive compensation.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLEMAN CABLE, INC.

Date: May 2, 2013	By:	/s/ Alan C. Bergschneider
		Name:	Alan C. Bergschneider
		Title:	Chief Financial Officer, Executive Vice President, Secretary and Treasurer